EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

BEVERLY HILLS, CA, AUGUST 30, 2018 (BUSINESS WIRE)—TOMI Environmental Solutions, Inc. (“TOMI”) (OTCQX:TOMZ), a global provider of infection prevention and decontamination products, services and research, including SteraMist™, a hydrogen peroxide-based mist and fog, announced its results for the second quarter of 2018.

TOMI™ Chief Executive Officer, Dr. Halden Shane stated “The SteraMist™ brand, product line, and customer portfolio continues to grow in 2018. We’ve made great strides this year building brand awareness, adding customers, executing on our R&D strategies, expanding our sales force and further developing our internal infrastructure. Through the first six months of the year, we have allocated a significant amount of our resources into future projects and innovation of our line of products to better serve our clients and to further differentiate ourselves from our competitors.”

Financial Results for the Three Months Ended June 30, 2018 compared to 2017

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Net revenue in the first quarter of 2018 was $1,246,000, compared to $1,380,000 in the first quarter of 2017, representing a decrease of $134,000 or 10%. The decrease in revenue relates to product mix in sales as there was an increase in recurring solution orders in the second quarter of 2018 and less of a concentration in equipment sales that carry a higher sales price.

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Gross margins in the first quarter of 2018 was 55.2%, compared to 62.9% in the second quarter of 2017. The primary reason for the decrease in our gross margins was attributable to our customer and product mix in sales during the three months ended June 30, 2018.

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Loss from operations in the second quarter of 2018 was approximately $866,000, compared to $1,156,000 in the second quarter of 2018, representing a decrease of $290,000 or 25%. Our loss from operations improved in the current period as a result of lower operating costs.

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Net Loss in the second quarter of 2018 was approximately $986,000, or $0.01 on a per share basis, compared to a net loss in the first quarter of 2017 of $1,213,000, or $0.01 on a per share basis, representing a decrease of $227,000 or 19%. The decrease in our net loss is attributable to our lower loss from operations, offset by the induced conversion costs we incurred in connection with the conversion of the 700,000 convertible note payable.

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At June 30, 2018, cash and cash equivalents were $3,336,000 and working capital was $2,618,000.

Current Business Highlights

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Execution of lease and near completion of our new 9,000 square foot facility in Frederick Maryland to accommodate our expanding operations. The new space will have additional office and warehouse space, a dedicated laboratory, larger research and development space and will feature its own permanently installed SteraMist™ Complete Room System. This SteraMist™ Complete Room will demonstrate to prospective clients TOMI’s patented technology. Allow TOMI to answer the community’s mobile transportation decontamination needs along with meeting TOMI’s internal decontamination needs. The facility will be located at Riverside Corporate Park in the heart of emerging bio-tech companies and research centers.

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Expansion of product line with launch of the EZ SteraMist™ Disinfection Cart. This is a result of the needs and requests from USC/LAC Medical Center and two UCLA Hospitals. This all-in-one cart housing the SteraMist™ Surface Unit and accompanying supplies making disinfection in hospitals even faster and more efficient for its EVS cleaning staff.

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Expansion of product line with launch of SteraMist™ Select Surface Unit. A unit developed for small enclosures answering the needs of many of our Life Sciences customers and opportunities. It has features for adjustable fluid and air control, a programmable timer, and an E-stop and Start button.

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Added 36 new customers continued to see an increase in repeat solution orders from our existing client base.

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3% growth in our revenue for the six months ended June 30, 2018.

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Continued  participation in a large study that compares hospital manual cleans to a SteraMist™ mechanical clean using iHP™ disinfecting technology. The study is being conducted at three Los Angeles Public Hospitals, LAC-USC Medical Center being the largest along with UCLA Olive View Medical Center, and Harbor-UCLA Medical Center. Early study details and progress looks very encouraging and further results will be released as obtained from the study’s lead investigators.

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Continued expansion of sales force devoted to our Hospital-Healthcare division with the addition of independent sales represantatives. We anticipate by the end of 2018 to have a base of greater than 40 independent representatives.

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Brought on first VA hospital with the substantial purchase of two (2) Surface Units and two (2) Environment systems, a new facility that will be among the highest-performing VA medical centers across all VA missions and once fully activated, the tertiary care regional referral medical center will serve a projected 70,000 enrolled Veterans with an anticipated 550,000 annual visits.

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Swedish American, a division of University of Wisconsin Health, recently purchased a significant number of additional SteraMist™ disinfection units for use throughout its hospital in Rockford, IL. Given the satisfaction at Swedish American Hospital with the purchase of their first Surface Unit, it was determined that expanding SteraMist use hospital wide with a purchase of an additional ten (10) SteraMist™ units would allow the hospital to disinfect additional departments to proactively reduce the transference of the harmful pathogens in a variety of spaces. Planned use sites for the newly purchased systems include Intensive Care Units, inpatient beds, emergency department and continued use and expansion in the ORs.

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Continued growth in our portfolio of clients in Life Sciences with the addition of 17 new customers in 2018 and further purchases from current Life Sciences customers, which include multiple facility locations of some of the largest multinational pharmaceutical companies in the world and prominent universities.

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One such new customer is one of the world’s leading and most-trusted suppliers to the pharmaceutical, biotech and specialty ingredients markets who has over 100 facilities worldwide in which TOMI won two (2) iHP® Service Treatments.

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Delivered a customized nine (9) applicator built-in system to one of our customers in the United Kingdom, where our technology was built into the facility to provide automated decontamination.

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Added 12 new members to the TSN network.

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Expansion of TSN into Canada with the addition of our first Canadian-based service provider.

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Launch a new subdivision of TSN, Crime Clean Service Network (“CCSN”). The network will be comprised of service providers who are certified and specialize in crime scene clean up and bio recovery. Participating members will receive training, certification including on how to incorporate our SteraMist™ equipment into their everyday jobs. As part of our near term launch, we purchased the domain www.crimeclean.com.

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Presented at the Association for Professionals in Infection Control (APIC) 2018 annual conference, along with thousands of healthcare professionals committed to infection prevention from around the world.

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Invitation to speak at this year's CBRNe Applied Science and Consequence World Congress conference in Cavtat, Croatia, September 2-6, 2018.

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Kimann Engineering Pte. Ltd. converted its $700,000 promissory note into common shares.

About TOMI Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQX:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface and air disinfection through manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform . Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense. BIT™ is registered with the U.S. Environmental Protection Agency (“EPA”) and uses a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog composed mostly of hydroxyl radical (.OH ion), known as ionized Hydrogen Peroxide, iHP™. Represented by the SteraMist™ brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

Our products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, bio-safety labs, pharmaceutical facilities, universities and research facilities, vivarium labs, all service industries including cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products are also used in single-family homes and multi-unit residences.

Our mission is to help its customers create a healthier world through its product line in our divisions ( Healthcare, Life Sciences, TSN or TOMI Service Network and Food Safety) our motto is “innovating for a safer world” for healthcare and life.

TOMI develops training programs and application protocols for its clients and is a member in good standing of The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
Current Assets:	June 30, 2018 (Unaudited)	December 31, 2017
Cash and Cash Equivalents	$3,335,637	$4,550,003
Accounts Receivable – net	2,165,014	1,835,949
Inventories (Note 3)	3,012,569	3,518,884
Deposits on Merchandise	87,213	-
Prepaid Expenses	361,343	270,419
Total Current Assets	8,961,774	10,175,255

Property and Equipment – net (Note 4)	585,974	712,822

Other Assets:
Intangible Assets – net (Note 5)	1,363,778	1,548,532
Deposits	90,959	4,700
Total Other Assets	1,454,737	1,553,232
Total Assets	$11,002,486	$12,441,309
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$665,015	$751,730
Accrued Expenses and Other Current Liabilities (Note 10)	350,580	267,136
Accrued Interest (Note 6)	66,667	80,000
Customer Deposits	1,000	3,062
Deferred Rent	-	781
Convertible Notes Payable, net of discount of $39,684	5,260,316	-
at June 30, 2018 (Note 6)
Total Current Liabilities	6,343,578	1,102,709

Convertible Notes Payable, net of discount of $55,625
at December 31, 2017 (Note 6)	-	5,944,375
Total Long-Term Liabilities	-	5,944,375
Total Liabilities	6,343,578	7,047,084

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at June 30, 2018 and December 31, 2017	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at June 30, 2018 and December 31, 2017	-	-
Common Stock; par value $0.01 per share, 200,000,000 shares authorized;
124,290,418 and 122,049,958 shares issued and outstanding
at June 30, 2018 and December 31, 2017, respectively.	1,242,904	1,220,499
Additional Paid-In Capital	42,930,773	42,139,675
Accumulated Deficit	(39,519,869)	(37,971,049)
Total Shareholders’ Equity	4,658,908	5,394,225
Total Liabilities and Shareholders’ Equity	$11,002,486	$12,441,309

The accompanying notes are an integral part of the condensed consolidated financial statements.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Sales, net	$1,246,472	$1,379,769	$2,558,938	$2,478,653
Cost of Sales	557,810	512,494	1,049,469	928,851
Gross Profit	688,661	867,275	1,509,469	1,549,802

Operating Expenses:
Professional Fees	85,714	394,710	192,172	666,721
Depreciation and Amortization	152,468	148,923	315,206	308,074
Selling Expenses	431,655	371,095	635,660	550,480
Research and Development	109,823	18,119	242,310	48,765
Equity Compensation Expense (Note 7)	-	232,345	12,685	243,897
Consulting Fees	38,352	86,060	73,378	117,112
General and Administrative	736,919	771,869	1,400,806	1,382,224
Total Operating Expenses	1,554,931	2,023,120	2,872,217	3,317,273
Loss from Operations	(866,270)	(1,155,845)	(1,362,748)	(1,767,472)

Other Income (Expense):
Amortization of Debt Discounts	(7,904)	(757)	(15,941)	(894)
Induced Conversion Costs	(57,201)	-	(57,201)	-
Interest Income	1,751	636	2,949	636
Interest Expense	(55,878)	(57,123)	(115,878)	(71,256)
Total Other Income (Expense)	(119,233)	(57,244)	(186,072)	(71,514)

Net Loss	$(985,502)	$(1,213,089)	$(1,548,820)	$(1,838,986)

Loss Per Common Share
Basic and Diluted	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Basic and Diluted Weighted Average Common Shares Outstanding	123,457,386	121,032,400	122,847,063	120,929,340

The accompanying notes are an integral part of the condensed consolidated financial statements.

MEDIA RELATIONS CONTACT

Juliana deRosa
Vice President Domestic Business Operations
jderosa@tomimist.com